4Q20 Earnings Supplement February 10, 2021 This 4Q20 Earnings Supplement should be read together and in conjunction with the Company’s earnings release dated February 10, 2021.

2 Cautionary Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This presentation and the accompanying oral remarks include forward-looking statements regarding, without limitation, the Company’s strategic position, its projected 2021 financial guidance and future revenue growth prospects, political and judicial developments, the continuing net effect of COVID during 2021, Medicaid rates and risk corridor provisions, our 2021 Marketplace business and membership, and our Medicare risk scores. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company cannot guarantee that it will actually achieve the plans, outlook, or expectations disclosed in its forward-looking statements and, accordingly, you should not place undue reliance on the Company’s forward-looking statements. Those risks and uncertainties are discussed under Item 1A in the sec tion entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and also in the Company’s quarterly reports and other reports and filings with the Securities and Exchange Commission, or SEC. These reports can be accessed under the investor relations tab o f the Company’s website or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that the results or events projected or contemplated by its forward-looking statements will in fact occur. All forward-looking statements in this presentation represent management’s judgment as of February 10, 2021, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statements to conform the statement to actual results or changes in its expectations.

3 4Q20 GAAP EPS Net Effect of COVID 4Q20 Normalized EPS Adjustments 4Q20 Adjusted EPS $3.29$3.80 $0.56 ($1.07) ($0.51) Normalized 4Q20 earnings continue strong performance and in line with expectations 4Q20 Earnings Summary

4 Net Effect of COVID Adjustments2020 GAAP EPS 2020 Normalized EPS 2020 Adjusted EPS Normalized earnings exceeded guidance of $11.20 - $11.70 per share 2020 Earnings Summary $12.97$2.30 $10.67 $11.23 ($0.56)

5 $18.3B $3.5B >$23.0B Continued execution of our growth strategy leads to 2021 premium revenue of over $23 billion, or 25% growth over 2020 2021 Premium Revenue Net Acquisitions Organic Regulatory Actions $0.8B $0.5B ~4% ~3% ~19% 2020 GAAP Premium Revenue 2021 GAAP Premium Revenue >25%

6 Growth strategy has similar impacts on all lines of business 2021 Premium Revenue MarketplaceMedicaid2020 GAAP Premium Revenue 2021 GAAP Premium Revenue Medicare $18.3B $3.5B $0.8B $0.4B >$23.0B ~25% ~30% ~25% >25%

7 2021 Adjusted EPS (~$2.50) (~20%) Temporary Items ~$2.25 ~20% Sustaining Growth 2020 Normalized EPS Core Performance Acquisitions and Share Repurchases Net Effect of COVID Medicare Risk Scores 2021 Adjusted EPS $12.97 $1.25 $1.00 ($1.00) ($1.50) $12.75 Core performance and acquisitions are primary drivers of growth offset by temporary COVID and Medicare risk score impacts